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                                  EXHIBIT 21.1

                                  SUBSIDIARIES



                        ENCAD INTERNATIONAL INCORPORATED
               (FOREIGN SALES CORPORATION IN U.S. VIRGIN ISLANDS)

                               ENCAD EUROPE, S.A.
                                 (SALES OFFICE)

                                   ENCAD, Ltd.
                                 (SALES OFFICE)

                                   ENCAD GmbH
                                 (SALES OFFICE)